UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2021
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2021, Steven Madden, Ltd. (the “Company,” “we,” “us,” or “our”) entered into amendments to the Company’s employment agreements with Amelia Newton Varela, our President, and Awadhesh Sinha, our Chief Operating Officer, as described below.

Amendment to Amelia Newton Varela Employment Agreement

The Company and Amelia Newton Varela entered into Amendment No. 1 to Employment Agreement, dated February 25, 2021 (the “Varela Amendment”), which amended Ms. Varela’s Employment Agreement with us, dated as of December 27, 2019 (the “Varela Original Agreement”), a copy of which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 3, 2020.

The Varela Amendment amended the Varela Original Agreement by setting a cap on bonuses payable to Ms. Varela based on our financial performance in 2021 and 2022 of $450,000. In addition, the Varela Amendment provides that on March 1, 2021, we will grant Ms. Varela the number of restricted shares of our common stock, $0.0001 par value, determined by dividing $1 million by the closing price of our common stock on March 1, 2021. The shares of restricted common stock will vest 25% per year commencing on March 1, 2022. As provided in the Varela Amendment, we issued 26,350 restricted shares of common stock to Ms. Varela on March 1, 2021. All of the other terms and provisions of the Varela Original Agreement remain in full force and effect.

The foregoing description of the Varela Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Amendment to Awadhesh Sinha Employment Agreement

The Company and Awadhesh Sinha entered into Amendment No. 1 to Employment Agreement, dated February 25, 2021 (the “Sinha Amendment”) to Mr. Sinha’s Employment Agreement with us, dated as of December 27, 2019 (the “Sinha Original Agreement”), a copy of which was attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 3, 2020.

The Sinha Amendment extends the term of Mr. Sinha’s employment with us through December 31, 2023. Under the Sinha Amendment, Mr. Sinha will be required to devote not more than four days per week to his duties as Chief Operating Officer beginning on January 1, 2022, and on January 1, 2023, he will become a Senior Advisor to the Company and will be required to devote not more than two days per week to such executive-level duties as are reasonably assigned to him by our Chief Executive Officer. The Sinha Amendment (i) provides that Mr. Sinha’s base compensation will be $500,000 for calendar year 2022 and $300,000 for calendar year 2023, (ii) his bonus based on our financial performance in 2021 will be capped at $450,000, (iii) his bonus based on our financial performance in 2022 will be capped at $200,000, and (iv) he will not be entitled to a performance bonus for 2023. All of the other terms and provisions of the Sinha Original Agreement remain in full force and effect.

The foregoing description of the Sinha Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description

10.1	Amendment No. 1 to Employment Agreement, dated February 25, 2021, between the Company and Amelia Newton Varela.

10.2	Amendment No. 1 to Employment Agreement, dated February 25, 2021, between the Company and Awadhesh Sinha.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2021

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer